EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FIRST SIX MONTHS OF FISCAL YEAR 2020 OPERATING RESULTS

DURANGO, Colorado (October 10, 2019) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three and six months ended August 31, 2019. The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

SECOND QUARTER HIGHLIGHTS

●	Total revenue decreased 5.3 percent to $7.4 million during the three months ended August 31, 2019 compared to $7.8 million during the three months ended August 31, 2018.

●

Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 5.0 percent during the three months ended August 31, 2019 compared to the three months ended August 31, 2018.

●

Net income increased 22.3 percent to $918,000, or $0.15 per basic and diluted share, in the three months ended August 31, 2019 compared to net income of $751,000, or $0.13 per basic share and diluted share, in the three months ended August 31, 2018.

●	Operating income increased 19.7 percent to $1.2 million in the three months ended August 31, 2019 compared to operating income of $1.0 million during the three months ended August 31, 2018.

●

Adjusted EBITDA (a non-GAAP measure defined later in this release) increased 8.4 percent to $1.9 million in the three months ended August 31, 2019 compared to $1.7 million in the three months ended August 31, 2018.

●

Factory sales decreased 6.3 percent during the three months ended August 31, 2019 compared to the three months ended August 31, 2018, primarily due to a 32.4 percent decrease in shipments of product to customers outside our network of franchise retail locations and a 2.7 percent decrease in purchases by our network of franchised and licensed stores. The decrease in shipments of product to customers outside our network of franchise retail stores was primarily the result of product rationalization and a decline in revenue associated with products no longer offered for sale.

●

Royalty and marketing fees decreased 1.9 percent in the three months ended August 31, 2019, primarily due to a 6.5 percent decrease in domestic franchise units in operation (primarily yogurt locations) during the three months ended August 31, 2019 compared to the three months ended August 31, 2018.

●

Franchise fees decreased 23.8 percent in the three months ended August 31, 2019 compared to the three months ended August 31, 2018, primarily due to a decrease in revenue resulting from fewer franchise stores in operation and the associated recognition of revenue over the term of the franchise agreement.

●	The Company’s licensees opened three co-branded Cold Stone Creamery locations during the three months ended August 31, 2019.

●	On September 13, 2019, the Company paid its 65th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

●

In June 2019, the Company’s largest customer, FTD Companies, Inc. and its domestic subsidiaries (“FTD”), filed for Chapter 11 bankruptcy proceedings. As a part of such bankruptcy proceedings, divisions of FTD’s business and certain related assets, including the divisions that the Company has historically sold product to, were sold through an auction to multiple buyers. The Company is uncertain if accounts receivable and inventory balances associated with FTD at August 31, 2019 will be realized at their full value, or if any revenue will be received from FTD in the future.

SECOND QUARTER OPERATING RESULTS

Total revenue decreased 5.3 percent to $7.4 million during the three months ended August 31, 2019 compared to $7.8 million during the three months ended August 31, 2018.

Total factory sales decreased 6.3 percent to $4.5 million in the three months ended August 31, 2019 compared to $4.8 million in the three months ended August 31, 2018. This decrease was due primarily to a 32.4 percent decrease in shipments of product to customers outside of our network of franchise retail locations and a 2.7 percent decrease in purchases by our network of franchised and licensed stores. The decrease in shipments of product to customers outside of our network of franchise retail stores was primarily the result of product rationalization and a decline in revenue associated with products no longer offered for sale. Factory gross margins decreased 180 basis points to 23.4 percent of factory sales in the three months ended August 31, 2019 compared to 25.2 percent in the three months ended August 31, 2018.

Retail sales declined 5.5 percent to $902,000 in the three months ended August 31, 2019 compared to $954,000 in the three months ended August 31, 2018. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations. Same-store sales at all Company-owned stores and cafés decreased 1.7 percent during the three months ended August 31, 2019 compared to the three months ended August 31, 2018.

Royalty and marketing fees decreased 1.9 percent to $1.92 million in the three months ended August 31, 2019 compared to $1.96 million in the three months ended August 31, 2018, primarily due to a 6.5 percent decrease in domestic franchise units in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s licensees opened three Cold Stone Creamery co-branded locations during the three months ended August 31, 2019. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 23.8 percent to $82,000 in the three months ended August 31, 2019 compared to $108,000 in the three months ended August 31, 2018, as a result of a decrease in revenue resulting from fewer franchise stores in operation and the associated recognition of revenue over the term of the franchise agreement.

Income from operations increased 19.7 percent in the three months ended August 31, 2019 to $1.2 million compared to $1.0 million in the three months ended August 31, 2018.

The Company’s effective income tax rate in the three months ended August 31, 2019 was 26.4 percent compared with 26.8 percent in the three months ended August 31, 2018.

Net income increased 22.3 percent to $918,000, or $0.15 per basic and diluted share, in the three months ended August 31, 2019, compared to net income of $751,000, or $0.13 per basic and diluted share, in the three months ended August 31, 2018.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) increased 8.4 percent for the three months ended August 31, 2019 to $1.9 million compared to $1.7 million for the three months ended August 31, 2018.

SIX-MONTH OPERATING RESULTS

Total revenue decreased 2.2 percent to $15.8 million during the six months ended August 31, 2019 compared to $16.2 million during the six months ended August 31, 2018.

Total factory sales decreased 2.4 percent to $10.1 million in the six months ended August 31, 2019 compared to $10.3 million in the six months ended August 31, 2018. The decrease was due primarily due to a 10.2 percent decrease in shipments of product to customers outside our network of franchise retail locations. The decrease in shipments of product to customers outside our network of franchise retail stores was primarily the result of product rationalization and a decline in revenue associated with products no longer offered for sale. Factory gross margins decreased 100 basis points to 23.1 percent of factory sales in the six months ended August 31, 2019 compared to 24.1 percent in the six months ended August 31, 2018.

Retail sales declined 11.2 percent to $1.8 million in the six months ended August 31, 2019 compared to $2.0 million in the six months ended August 31, 2018. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations. Same-store sales at all Company-owned stores and cafés increased 0.2 percent during the six months ended August 31, 2019 compared to the six months ended August 31, 2018.

Royalty and marketing fees increased 3.6 percent to $3.8 million in the six months ended August 31, 2019 compared to $3.6 million in the six months ended August 31, 2018, primarily due to an increase in royalty revenue associated with the Company’s purchase-based royalty structure, partially offset by a 6.5 percent decrease in domestic franchise units in operation. The Company’s franchisees and licensees opened one Rocky Mountain Chocolate Factory franchised location, seven Cold Stone Creamery co-branded locations and one U-Swirl franchised café during the six months ended August 31, 2019. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 6.2 percent to $188,000 in the six months ended August 31, 2019 compared to $201,000 in the six months ended August 31, 2018, as a result of a decrease in revenue resulting from fewer franchise stores in operation and the associated recognition of revenue over the term of the franchise agreement.

Income from operations increased 20.2 percent in the six months ended August 31, 2019 to $2.2 million compared to $1.8 million in the six months ended August 31, 2018.

The Company’s effective income tax rate in the six months ended August 31, 2019 was 25.6 percent compared with 25.9 percent in the six months ended August 31, 2018.

Net income increased 22.7 percent to $1.6 million, or $0.27 per basic and $0.26 per diluted share, in the six months ended August 31, 2019, compared to net income of $1.3 million, or $0.22 per basic and diluted share, in the six months ended August 31, 2018.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) increased 16.5 percent in the six months ended August 31, 2019 to $3.7 million compared to $3.2 million for the six months ended August 31, 2018.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with Company-owned store closures and the evaluation of strategic alternatives to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included below.

Cash Dividends

On September 13, 2019, the Company paid its 65th consecutive quarterly cash dividend to shareholders, in the amount of $0.12 per share.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of October 10, 2019, the Company, through its subsidiaries and its franchisees and licensees operated 435 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 37 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company’s operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of the Company’s products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are or may be subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the forward-looking statements contained herein, please see the “Risk Factors” contained in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	August 31, 2019	August 31, 2019
United States
Rocky Mountain Chocolate Factory
Franchise Stores	0	179
Company-Owned Stores	0	2
Cold Stone Creamery	3	95
International License Stores	0	63
U-Swirl
Franchise Stores	0	90
Company-Owned Stores	0	4
International License Stores	0	2
Total	3	435

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	August 31, 2019	February 28, 2019
Current Assets	$14,612	$14,266
Total Assets	$29,286	$26,222
Current Liabilities	$5,081	$4,736
Stockholder's Equity	$20,971	$20,390

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended August 31,		Three Months Ended August 31,
	2019	2018	2019	2018
Revenues
Factory sales	$4,482	$4,782	60.7%	61.3%
Royalty and marketing fees	1,920	1,956	26.0%	25.1%
Franchise fees	82	108	1.1%	1.4%
Retail sales	901	954	12.2%	12.2%
Total Revenues	7,385	7,800	100.0%	100.0%
		-
Costs and expenses
Cost of sales	3,738	3,884	50.6%	49.8%
Franchise costs	442	583	6.0%	7.5%
Sales and marketing	435	565	5.9%	7.2%
General and administrative	831	813	11.3%	10.4%
Retail operating	469	498	6.4%	6.4%
Depreciation and amortization, exclusive of depreciation and amortization expense of $147 and $138 included in cost of sales, respectively	225	297	3.0%	3.8%
Costs associated with Company-owned store closures	-	119	0.0%	1.5%
Total Costs and Expenses	6,140	6,759	83.1%	86.7%
		-
Income from operations	1,245	1,041	16.9%	13.3%
		-
Other income (expense)
Interest expense	(3)	(19)	0.0%	-0.2%
Interest income	6	4	0.1%	0.1%
Other, net	3	(15)	0.0%	-0.2%
		-
Income before income taxes	1,248	1,026	16.9%	13.2%
		-
Provision for income taxes	330	275	4.5%	3.5%
		-
Consolidated net income	918	751	12.4%	9.6%
		-
Basic Earnings Per Common Share	$0.15	$0.13
Diluted Earnings Per Common Share	$0.15	$0.13
		-
Weighted Average Common Shares Outstanding	5,977,746	5,923,351
		-
Dilutive Effect of Employee Stock Awards	279,584	59,479
		-
Weighted Average Common Shares Outstanding, Assuming Dilution	6,257,330	5,982,830

 CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Six Months Ended August 31,		Six Months Ended August 31,
	2019	2018	2019	2018
Revenues
Factory sales	$10,088	$10,341	60.7%	61.3%
Royalty and marketing fees	3,779	3,647	26.0%	25.1%
Franchise fees	188	201	1.1%	1.4%
Retail sales	1,756	1,977	12.2%	12.2%
Total Revenues	15,811	16,166	100.0%	100.0%

Costs and expenses
Cost of sales	8,353	8,549	50.6%	49.8%
Franchise costs	925	1,076	6.0%	7.5%
Sales and marketing	992	1,153	5.9%	7.2%
General and administrative	1,975	1,728	11.3%	10.4%
Retail operating	918	1,061	6.4%	6.4%
Depreciation and amortization, exclusive of depreciation and amortization expense of $293 and $275 included in cost of sales, respectively	457	598	3.0%	3.8%
Costs associated with Company-owned store closures	-	177	0.0%	1.5%
Total Costs and Expenses	13,620	14,342	83.1%	86.7%
		-
Income from operations	2,191	1,824	16.9%	13.3%

Other income (expense)
Interest expense	(15)	(42)	0.0%	-0.2%
Interest income	16	9	0.1%	0.1%
Other, net	1	(33)	0.0%	-0.2%

Income before income taxes	2,192	1,791	16.9%	13.2%

Provision for income taxes (benefit)	562	463	4.5%	3.5%

Consolidated net income	1,630	1,328	12.4%	9.6%

Basic Earnings Per Common Share	$0.27	$0.22
Diluted Earnings Per Common Share	$0.26	$0.22

Weighted Average Common Shares Outstanding	5,970,012	5,914,383

Dilutive Effect of Employee Stock Awards	275,935	68,536

Weighted Average Common Shares Outstanding, Assuming Dilution	6,245,947	5,982,919

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended August 31,
	2019	2018	Change
GAAP: Income from Operations	$1,245	$1,041	19.6%
Depreciation and Amortization	372	435
Stock-Based Compensation Expense	156	125
Costs associated with Company-owned store closures and evaluation of strategic alternatives	92	119
Non-GAAP, adjusted EBITDA	$1,865	$1,720	8.4%

	Six Months Ended August 31,
	2019	2018	Change
GAAP: Income from Operations	$2,191	$1,824	20.1%
Depreciation and Amortization	750	873
Stock-Based Compensation Expense	387	281
Costs associated with Company-owned store closures and evaluation of strategic alternatives	347	177
Non-GAAP, adjusted EBITDA	$3,675	$3,155	16.5%